Exhibit 107.1

Calculation of Filing Fee Table

Form S-8
(Form Type)

Zepp Health Corporation
(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)
Equity	Class A ordinary shares, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	10,322,520	(3)	$0.4625	(3)	$4,774,165.50	$110.20 per $1,000,000	$526.11
	Total Offering Amounts		10,322,520				$4,774,165.50		$526.11
	Total Fee Offsets								—
	Net Fee Due								$526.11

(1)	These shares may be represented by the Registrant’s ADSs, each of which represents four (4) Class A ordinary shares. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-222708).

(2)	Represents Class A ordinary shares issuable upon exercise of options, restricted shares, restricted share units and other awards granted under the 2023 Share Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any Class A ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plan.

(3)	The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on $1.85 per ADS, the average of the high and low prices for the registrant’s ADSs as quoted on the New York Stock Exchange on February 13, 2023.